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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this registration statement on Form S-1, Amendment No. 3, (file no. 333-52301) of our report, which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, dated March 31, 1998, on our audits of the consolidated financial statements of American BioMed, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995. We also consent to the reference to our firm under the caption "Experts."


                                       /s/ PricewaterhouseCoopers, L.L.P.
                                       PRICEWATERHOUSECOOPERS L.L.P.


Houston, Texas
July 16, 1998